NEWS FOR IMMEDIATE RELEASE Tech Data Reports First Quarter Fiscal Year 2021 Results CLEARWATER, Fla., (May 28, 2020) -- Tech Data (NASDAQ: TECD) (the “Company”) today announced its financial results for the first quarter ended April 30, 2020. First quarter ended April 30, ($ in millions, Y/Y 2020 2019 except per share amounts) Change Net Sales $8,175.2 $8,406.4 -3% Gross profit $531.7 $509.4 4% Gr os s m a r gin 6.50% 6.06% 44 bps SG&A expenses (GAAP) $427.9 $405.5 6% % of net sales 5.23% 4.82% 41 bps SG&A expenses (Non-GAAP) $402.8 $384.6 5% % of net sales 4.93% 4.58% 35 bps Operating income (GAAP) $86.1 $97.6 -12% Operating margin (GAAP) 1.05% 1.16% -11 bps Operating income (Non-GAAP) $128.9 $124.8 3% Operating margin (Non-GAAP) 1.58% 1.48% 10 bps Net income (GAAP) $48.1 $55.4 -13% Net income (Non-GAAP) $80.1 $75.9 5% EPS - diluted (GAAP) $1.34 $1.49 -10% EPS - diluted (Non-GAAP) $2.22 $2.04 9% A reconciliation of GAAP to non-GAAP financial measures is presented in the financial tables of this press release. This information is also available on the Investor Relations section of Tech Data’s website at www.techdata.com/investor.

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Regional Financial Highlights for the First Quarter Ended April 30, 2020:

	First quarter ended April 30,		
($ in millions)	**2020**	**2019**	**Y/Y Change**
AMERICAS			
Net Sales	$3,944.8	$3,789.2	4%
% of WW net sales	48%	45%	
Operating income (GAAP)	$49.8	$68.6	-27%
% of net sales	1.26%	1.81%	-55 bps
Operating income (Non-GAAP)	$83.7	$84.7	-1%
% of net sales	2.12%	2.24%	-12 bps
EUROPE			
Net Sales	$3,971.1	$4,309.5	-8%
% of WW net sales	49%	51%	
Operating income (GAAP)	$45.9	$36.4	26%
% of net sales	1.16%	0.85%	31 bps
Operating income (Non-GAAP)	$52.0	$45.6	14%
% of net sales	1.31%	1.06%	25 bps
ASIA PACIFIC			
Net Sales	$259.3	$307.7	-16%
% of WW net sales	3%	4%	
Operating (loss) income (GAAP)	($3.2)	$0.9	NM
% of net sales	-1.25%	0.28%	-153 bps
Operating (loss) income (Non-GAAP)	($0.5)	$2.8	NM
% of net sales	-0.19%	0.91%	-110 bps

Note: NM = not meaningful, WW = worldwide
Stock-based compensation expense was $6.3 million, a decrease of $2.0 million, compared to the prior-year quarter. These expenses are excluded from the regional operating results and presented as a separate line item in the company's segment reporting (see the GAAP to non-GAAP reconciliation in the financial tables of this press release).

- Net sales were $8.2 billion, a decrease of 3 percent compared to the prior-year quarter. Portfolio optimization actions reduced net sales by approximately 3 percent. On a constant currency basis, net sales decreased 1 percent.
    - Americas: Net sales were $3.9 billion, an increase of 4 percent compared to the prior-year quarter. Portfolio optimization actions reduced net sales by approximately 2 percent. On a constant currency basis, net sales increased 5 percent.
    - Europe: Net sales were $4.0 billion, a decrease of 8 percent compared to the prior-year quarter. Portfolio optimization actions reduced net sales by approximately 3 percent. On a constant currency basis, net sales decreased 5 percent.

Page 3 of 10 o Asia Pacific: Net sales were $0.3 billion, a decrease of 16 percent compared to the prior-year quarter. Portfolio optimization actions reduced net sales by approximately 12 percent. On a constant currency basis, net sales decreased 12 percent.  Gross profit was $531.7 million, an increase of 4 percent compared to the prior-year quarter. As a percentage of net sales, gross profit was 6.50 percent, an improvement of 44 basis points compared to the prior-year quarter. On a constant currency basis, gross profit increased 7 percent.  Net cash used by operations during the quarter was $8 million.  Return on invested capital for the trailing twelve months was 12 percent, compared to 13 percent in the prior year. Adjusted return on invested capital for the trailing twelve months was 15 percent, compared to 14 percent in the prior year. “With the onset of the global COVID-19 crisis, the first quarter brought challenges to businesses across geographies and sectors, including the IT ecosystem. With this backdrop, Tech Data once again is proving its role as the vital link in the IT supply chain, delivering the critical technologies and solutions needed to address rapidly evolving business needs, including enabling remote work. Throughout Q1, we experienced strong demand for Endpoint Solutions driven by remote work and business continuity needs. I’d like to acknowledge the dedication and commitment of our worldwide colleagues who continue to support our channel partners and each other with excellence in these unprecedented times,” said Rich Hume, chief executive officer, Tech Data. “The quarter also brought with it another milestone toward completing our acquisition by Apollo when we received shareholder approval of the transaction, which we look forward to closing upon completion of customary closing conditions.” Acquisition Update On November 12, 2019, the Company entered into an Agreement and Plan of Merger, as subsequently amended on November 27, 2019 (the ''Merger Agreement''), with the affiliates of certain funds (the “Apollo Funds”), managed by affiliates of Apollo Global Management, LLC (“Apollo”), a leading global alternative investment manager. Pursuant to the Merger Agreement, the affiliates of the Apollo Funds will acquire all the outstanding shares of the Company’s common stock for $145 per share in cash (the “Merger”). On February 12, 2020, the Company’s shareholders held a special meeting and approved the Merger Agreement. The Company has received all regulatory approvals necessary to complete the Merger, except for the approval of the Australian Foreign Investment Review Board (“AFIRB”), which has the matter under consideration. The Company and Apollo are still targeting a closing in the first half of calendar year 2020, although this timing may shift based on the timeline for receipt of Australian regulatory approval. We expect to proceed with closing the transaction promptly after the final approval from the AFIRB is received, taking into account the timing requirements of the Merger Agreement, including the Marketing Period (as defined in the Merger Agreement). In light of the pending acquisition by Apollo, the Company does not plan to host an earnings conference call nor provide forward-looking guidance. A copy of this press release, along with a supplemental slide deck can be accessed at https://investor.techdata.com/overview/default.aspx. COVID-19 Response The Company’s focus remains on protecting the health and well-being of our colleagues, while continuing to provide the best possible service levels to our channel partners and supporting our communities. Additional information about Tech Data’s COVID-19 response can be found at https://www.techdata.com/communications/default.aspx. Non-GAAP Financial Information The non-GAAP financial information contained in this release is included with the intention of providing investors a more complete understanding of the Company’s operational results and trends, but should only be used in conjunction with results reported in accordance with Generally Accepted Accounting Principles

Page 4 of 10 (“GAAP”). Certain non-GAAP measures presented in this release or other releases, presentations and similar documents issued by the Company include sales, income or expense items as adjusted for the impact of changes in foreign currencies (referred to as “constant currency”), non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP earnings per diluted share and Adjusted Return on Invested Capital. Certain non-GAAP measures also exclude acquisition-related intangible assets amortization expense, benefits associated with legal settlements, acquisition, integration and restructuring expenses, goodwill impairment, gain on disposal of subsidiary, tax indemnifications, changes in deferred tax valuation allowances and the impact of U.S. tax reform. A detailed reconciliation of the adjustments between results calculated using GAAP and non-GAAP in this release is contained in the attached financial schedules. Forward-Looking Statements This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements are inherently uncertain, and shareholders and other potential investors must recognize that actual results may differ materially from Tech Data’s expectations as a result of a variety of factors. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which Tech Data is unable to predict or control, that may cause Tech Data’s actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements. Risks and uncertainties related to the proposed merger include, but are not limited to, the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure of the parties to satisfy conditions to completion of the proposed merger, including the failure of the parties to obtain required regulatory approvals; the risk that regulatory or other approvals are delayed or are subject to terms and conditions that are not anticipated; and the risks, uncertainties, and other factors detailed from time to time in Tech Data’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8- K filed or furnished with the Securities and Exchange Commission (the “SEC”). Many of these factors are beyond Tech Data’s control. Tech Data cautions investors that any forward-looking statements made by Tech Data are not guarantees of future performance. Tech Data disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments. About Tech Data Tech Data connects the world with the power of technology. Our end-to-end portfolio of products, services and solutions, highly specialized skills, and expertise in next-generation technologies enable channel partners to bring to market the products and solutions the world needs to connect, grow and advance. Tech Data is ranked No. 90 on the Fortune 500® and has been named one of Fortune’s World’s Most Admired Companies for 11 straight years. To find out more, visit www.techdata.com or follow us on Twitter, LinkedIn, Facebook and Instagram. Investor Contact Arleen Quinones Corporate Vice President, Investor Relations & Corporate Communications +1 727.532.8866 arleen.quinones@techdata.com Media Contact Bobby Eagle Director, External Communications +1 727.538.5864 bobby.eagle@techdata.com

Page 5 of 10 TECH DATA CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENT OF OPERATIONS (In thousands, except per share amounts) (Unaudited) Three months ended April 30, 2020 2019 Net sales$ 8,175,174 $ 8,406,424 Cost of products sold 7,643,515 7,897,045 Gross profit 531,659 509,379 Operating expenses: Selling, general and administrative expenses 427,863 405,534 Acquisition, integration and restructuring expenses 17,681 6,221 445,544 411,755 Operating income 86,115 97,624 Interest expense 17,034 26,257 Other expense (income), net 8,948 (693) Income before income taxes 60,133 72,060 Provision for income taxes 12,068 16,660 Net income $ 48,065 $ 55,400 Earnings per share: Basic $ 1.35 $ 1.50 Diluted $ 1.34 $ 1.49 Weighted average common shares outstanding: Basic 35,688 37,011 Diluted 36,002 37,247

Page 6 of 10 TECH DATA CORPORATION AND SUBSIDIARIES CONSOLIDATED BALANCE SHEET (In thousands, except par value and share amounts) April 30, January 31, 2020 2020 ASSETS (unaudited) Current assets: Cash and cash equivalents $ 828,941 $ 841,366 Accounts receivable, net 5,367,227 6,192,203 Inventories 3,066,273 3,042,541 Prepaid expenses and other assets 388,790 362,182 Total current assets 9,651,231 10,438,292 Property and equipment, net 280,736 287,150 Goodwill 975,923 973,257 Intangible assets, net 1,052,033 1,094,676 Other assets, net 416,685 475,234 Total assets $ 12,376,608 $ 13,268,609 LIABILITIES AND SHAREHOLDERS' EQUITY Current liabilities: Accounts payable $ 6,393,221 $ 7,259,246 Accrued expenses and other liabilities 1,122,656 1,112,457 Revolving credit loans and current maturities of long-term debt, net 108,157 112,882 Total current liabilities 7,624,034 8,484,585 Long-term debt, less current maturities 1,337,541 1,338,136 Other long-term liabilities 308,542 326,433 Total liabilities $ 9,270,117 $ 10,149,154 Shareholders’ equity: Common stock, par value $0.0015; 200,000,000 shares authorized; 59,245,585$ 89 $ 89 shares issued at April 30, 2020 and January 31, 2020 Additional paid-in capital 838,882 855,020 Treasury stock, at cost (23,587,200 and 23,819,230 shares at April 30, 2020 and January 31, 2020) (1,186,461) (1,198,132) Retained earnings 3,509,079 3,461,014 Accumulated other comprehensive (loss) income (55,098) 1,464 Total shareholders' equity 3,106,491 3,119,455 Total liabilities and shareholders' equity$ 12,376,608 $ 13,268,609

Page 7 of 10 TECH DATA CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENT OF CASH FLOWS (In thousands) (Unaudited) Three months ended April 30, 2020 2019 Cash flows from operating activities: Cash received from customers$ 11,386,818 $ 11,913,347 Cash paid to vendors and employees (11,356,142) (11,800,318) Interest paid, net (30,207) (35,101) Income taxes paid (8,198) (14,739) Net cash (used in) provided by operating activities (7,729) 63,189 Cash flows from investing activities: Expenditures for property and equipment (5,596) (7,745) Software and software development costs (13,944) (7,534) Proceeds from settlement of net investment hedges 44,377 — Other (764) (548) Net cash provided by (used in) investing activities 24,073 (15,827) Cash flows from financing activities: Principal borrowings (payments) on long-term debt 4,515 (5,224) Cash paid for debt issuance costs — (1,028) Net (repayments) borrowings on revolving credit loans (472) 14,227 Payments for employee tax withholdings on equity awards (10,774) (8,602) Proceeds from the reissuance of treasury stock — 495 Repurchases of common stock — (35,681) Other (563) — Net cash used in financing activities (7,294) (35,813) Effect of exchange rate changes on cash and cash equivalents (21,475) (13,172) Net decrease in cash and cash equivalents (12,425) (1,623) Cash and cash equivalents at beginning of year 841,366 799,123 Cash and cash equivalents at end of period$ 828,941 $ 797,500 Reconciliation of net income to net cash (used in) provided by operating activities: Net income $ 48,065 $ 55,400 Adjustments to reconcile net income to net cash (used in) provided by operating activities: Depreciation and amortization 41,991 37,257 Provision for losses on accounts receivable 10,832 1,765 Stock-based compensation expense 6,307 8,305 Accretion of debt discount and debt issuance costs 847 860 Changes in operating assets and liabilities: Accounts receivable 690,145 751,836 Inventories (60,180) 2,450 Prepaid expenses and other assets (37,739) 1,763 Accounts payable (752,022) (706,381) Accrued expenses and other liabilities 44,025 (90,066) Total adjustments (55,794) 7,789 Net cash (used in) provided by operating activities$ (7,729) $ 63,189

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TECH DATA CORPORATION AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(In thousands)

	Three months ended April 30, 2020				
	Americas [1]	Europe [1]	Asia Pacific [1]	Stock Compensation Expense	Consolidated
Net Sales	**$ 3,944,760**	**$ 3,971,130**	**$ 259,284**		**$ 8,175,174**
Operating income (loss) (GAAP) [1]	$ 49,783	$ 45,884	$ (3,245)	$ (6,307)	$ 86,115
Acquisition, integration and restructuring expenses	16,956	(178)	903	-	17,681
Acquisition-related intangible assets amortization expense	16,925	6,311	1,253		24,489
Tax indemnifications	-	7	609		616
Total non-GAAP operating income adjustments	$ 33,881	$ 6,140	$ 2,765	$ -	$ 42,786
Operating income (loss) (non-GAAP)	**$ 83,664**	**$ 52,024**	**$ (480)**	**$ (6,307)**	**$ 128,901**
Operating margin (GAAP)	**1.26%**	**1.16%**	**-1.25%**		**1.05%**
Operating margin (non-GAAP)	**2.12%**	**1.31%**	**-0.19%**		**1.58%**

[1] GAAP operating income does not include stock compensation expense at the regional level.

	Three months ended April 30, 2019				
	Americas [1]	Europe [1]	Asia Pacific [1]	Stock Compensation Expense	Consolidated
Net Sales	**$ 3,789,198**	**$ 4,309,500**	**$ 307,726**		**$ 8,406,424**
Operating income (GAAP) [1]	$ 68,633	$ 36,420	$ 876	$ (8,305)	$ 97,624
Acquisition, integration and restructuring expenses	2,911	3,024	286	-	6,221
Legal settlements and other, net	(282)	-	-		(282)
Acquisition-related intangible assets amortization expense	13,440	6,115	1,324		20,879
Tax indemnifications	-	-	320		320
Total non-GAAP operating income adjustments	$ 16,069	$ 9,139	$ 1,930	$ -	$ 27,138
Operating income (non-GAAP)	**$ 84,702**	**$ 45,559**	**$ 2,806**	**$ (8,305)**	**$ 124,762**
Operating margin (GAAP)	**1.81%**	**0.85%**	**0.28%**		**1.16%**
Operating margin (non-GAAP)	**2.24%**	**1.06%**	**0.91%**		**1.48%**

[1] GAAP operating income does not include stock compensation expense at the regional level.

Page 9 of 10 TECH DATA CORPORATION AND SUBSIDIARIES GAAP TO NON-GAAP RECONCILIATION (In thousands) Selling, general and administrative expenses ("SG&A") Three months ended April 30, 2020 2019 Net Sales$ 8,175,174 $ 8,406,424 SG&A Expenses (GAAP) $ 427,863 $ 405,534 Tax indemnifications (616) (320) Legal settlements - 282 Acquisition-related intangible assets amortization expense (24,489) (20,879) SG&A Expenses (non-GAAP)$ 402,758 $ 384,617 SG&A Expenses (GAAP) % 5.23% 4.82% SG&A Expenses (non-GAAP) % 4.93% 4.58% Three months ended April 30, 2020 2019 Net Income Diluted EPS Net Income Diluted EPS GAAP Results $48,065 $1.34 $55,400 $1.49 Acquisition, integration and restructuring expenses 17,681 0.49 6,221 0.17 Legal settlements and other, net - - (282) (0.01) Acquisition-related intangible assets amortization expense 24,489 0.68 20,879 0.56 Tax indemnifications 616 0.02 320 0.01 Income tax effect of tax indemnifications (616) (0.02) (320) (0.01) Income tax effect of other adjustments above (10,184) (0.29) (6,321) (0.17) Non-GAAP Results $80,051 $2.22 $75,897 $2.04 Weighted average shares outstanding - diluted 36,002 37,247

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Return on Invested Capital (ROIC)

	Twelve months ended April 30,	
TTM Net Operating Profit After Tax (NOPAT)*:	**2020**	**2019**
Operating income	$ 570,820	$ 520,930
Income taxes on operating income [(1)]	(127,358)	(52,272)
NOPAT	$ 443,462	$ 468,658
Average Invested Capital:		
Short-term debt (5-qtr end average)	$ 119,171	$ 115,018
Long-term debt (5-qtr end average)	1,313,004	1,361,506
Shareholders' Equity (5-qtr end average)	2,999,952	2,881,968
Total average capital	4,432,127	4,358,492
Less: Cash (5-qtr end average)	(834,044)	(676,308)
Average invested capital less average cash	$ 3,598,083	$ 3,682,184
ROIC	**12%**	**13%**

* Trailing Twelve Months is abbreviated as TTM.

(1) Income taxes on operating income was calculated using the trailing twelve months effective tax rate.

Adjusted Return on Invested Capital (ROIC)

	Twelve months ended April 30,	
TTM Net Operating Profit After Tax (NOPAT), as adjusted*:	**2020**	**2019**
Non-GAAP operating income [(1)]	$ 698,584	$ 708,588
Income taxes on non-GAAP operating income [(2)]	(159,929)	(179,283)
NOPAT, as adjusted	$ 538,655	$ 529,305
Average Invested Capital, as adjusted:		
Short-term debt (5-qtr end average)	$ 119,171	$ 115,018
Long-term debt (5-qtr end average)	1,313,004	1,361,506
Shareholders' Equity (5-qtr end average)	2,999,952	2,881,968
Tax effected impact of non-GAAP adjustments [(3)]	45,368	44,860
Total average capital, as adjusted	4,477,495	4,403,352
Less: Cash (5-qtr end average)	(834,044)	(676,308)
Average invested capital less average cash	$ 3,643,451	$ 3,727,044
Adjusted ROIC	**15%**	**14%**

* Trailing Twelve Months is abbreviated as TTM.

(1) Represents operating income as adjusted to exclude acquisition, integration and restructuring expenses, legal settlements and other, net, gain on disposal of subsidiary, acquisition-related intangible assets amortization expense, goodwill impairment and tax indemnifications.

(2) Income taxes on non-GAAP operating income was calculated using the trailing twelve months effective tax rate adjusted for the impact of non-GAAP adjustments during the respective periods.

(3) Represents the 5 quarter average of the year-to-date impact of non-GAAP adjustments.